Exhibit (a)(2)


                          KEMPER VALUE PLUS GROWTH FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Value Plus Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Agreement and Declaration of Trust dated June 14, 1995 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on January 24, 2001:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Kemper Value Plus Growth Fund to Scudder Focus Value Plus Growth Fund, effective as of June 11, 2001, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


/s/ John W. Ballantine                              /s/ Robert B. Hoffman
----------------------------                        ----------------------------
John W. Ballantine, Trustee                         Robert B. Hoffman, Trustee

/s/ Lewis A. Burnham                                /s/ Donald R. Jones
----------------------------                        ----------------------------
Lewis A. Burnham, Trustee                           Donald R. Jones, Trustee

/s/ Linda C. Coughlin                               /s/ Shirley D. Peterson
----------------------------                        ----------------------------
Linda C. Coughlin, Trustee                          Shirley D. Peterson, Trustee

/s/ Donald L. Dunaway                               /s/ William P. Sommers
----------------------------                        ----------------------------
Donald L. Dunaway, Trustee                          William P. Sommers, Trustee






Dated as of:  June 1, 2001